CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-14531 and 333-18931.


Arthur Andersen LLP
Portland, Oregon,
  March 23, 1998